Exhibit 10.11

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of May 8, 2019, by and between BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and SENTI BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant are parties to that certain Office Lease dated July 17, 2018 (the “Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord that certain 38,694 rentable square feet of space (the “Premises”) located on the first (1st) floor of that certain building located at Two Corporate Drive, South San Francisco, California (the “Building”).

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Additional TI Allowance. Pursuant to the terms of Section 4(b) of the Tenant Work Letter attached to the Lease, in addition to the Tenant Improvement Allowance, Tenant is entitled to utilize up to $30.00 per RSF of the Premises (i.e., up to $1,160,820.00) (the “Additional TI Allowance”) towards the payment of the costs of the Cost of Improvements, by delivering a written notice to Landlord prior to the Lease Commencement Date. Landlord and Tenant hereby acknowledge and agree that Tenant hereby timely elects to utilize $500,000.00 of the Additional TI Allowance (the “Utilized Additional TI Allowance”); provided, however, Landlord hereby acknowledges that Tenant retains the right to utilize the remaining portion of the Additional TI Allowance if Tenant so elects pursuant to the terms of the Lease. In connection with the foregoing, in the first sentence of Section 4(b) of the Work Letter, the reference to “Tenant Improvement Allowance Items” shall be replaced with “the Cost of Improvement” as defined in Section 2(c) of the Work Letter.

3. Repayment of Utilized Additional TI Allowance. Pursuant to the terms of Section 4(b) of the Tenant Work Letter attached to the Lease, in the event Tenant exercises its right to use all or any portion of the Additional TI Allowance, Tenant shall be required to pay Landlord the Additional TI Allowance Payment. Notwithstanding the foregoing or any provision to the contrary contained in the Lease, Landlord hereby grants Tenant the option to elect to repay the Utilized Additional TI Allowance either (i) in one lump sum pursuant to the terms hereof, or (ii) in monthly payments pursuant to the terms of Section 4(b) of the Lease (along with any other portion of the Additional TI Allowance which Tenant elects to use), which election shall be made by delivering written notice to Landlord on or before October 31, 2019. Tenant’s failure to timely send such notice shall be deemed Tenant’s election to repay the Utilized Additional TI Allowance in monthly payments. In the event Tenant elects (or is deemed to have elected) to repay the Utilized Additional TI Allowance in monthly payments, then such monthly payments shall be determined in accordance with the terms of Section 4(b) of the Tenant Work Letter along with any other portion of the Additional TI Allowance which Tenant elects to utilize. In the event Tenant timely elects to repay the Utilized Additional TI Allowance in one lump sum payment, then Tenant hereby agrees to deliver to Landlord, on or before December 31, 2019, the amount of $$533,333.33 as the repayment of the Additional TI Allowance (with interest calculated as set forth in the Lease).

4. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

5. No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 5 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

6. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signatures contained on following page]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:			TENANT:

BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP,			SENTI BIOSCIENCES, INC., a Delaware corporation
a Delaware limited partnership
			By:	/s/ Philip Lee

By:	HCP Biotech Gateway Incorporated,
	Its General Partner			Print Name

	By:	/s/ Scott Bohn
	Name:	Scott Bohn	Its:
	Its:	Senior Vice President